Exhibit 99.1

Stran & Company Enters into $7 Million Revolving Line of Credit with Salem Five Bank

Quincy, MA / November 23, 2021 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: STRN; STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced it has entered into an agreement with Salem Five Bank, providing the Company with a secured revolving line of credit with a principal amount of up to $7 million.

Andy Shape, President and CEO of Stran, commented, “This new facility further strengthens our balance sheet and provides additional financial flexibility. We look forward to prudently deploying this capital to support our long-term growth objectives. Stran is excited to enter into this relationship with a historied local institution such as Salem Five and grow together in the future.”

Founded in 1855 and headquartered in Salem, Massachusetts, Salem Five Bank is a mutual savings bank with almost $6 billion in assets.

The secured revolving line of credit is a 12-month, interest-only loan with an interest rate of the prime rate plus 0.5% (currently 3.75%). The amount available under the line of credit is limited by eligible inventory and accounts, and subject to meeting a debt service coverage ratio and minimum net worth. The Company must meet other ongoing affirmative and other obligations during the loan term. The Company may freely draw upon the line of credit subject to Salem Five Bank’s right to demand complete repayment of the withdrawn amounts and incurred interest at any time. The loan is secured by all assets and property of the Company, including inventory held in rented warehouse space on behalf of its customers.

About Stran

Over the past 25 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission (the “SEC”) and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com